Exhibit 10.A(iii)A

Dealer Agreement

Ecolab Finance Pty Limited

ACN 082 979 655

Citisecurities Limited

ACN 008 489 610

and

Each party listed In Schedule 1

F R E E H I L L

H O L L I N G D A L E

& P A G E

MLC Centre Martin Place Sydney New South Wales 2000 Australia

Telephone (02) 9225 5000 Int + (61 2) 9225 5000 Facsimile (02) 9322 4000 DX 361 Sydney

Reference :SMcG : 36E

SYDNEY  MELBOURNE  PERTH  CANBERRA  BRISBANE  SINGAPORE  HANOI  HO CHI MINH CITY
CORRESPONDENT OFFICE IN JAKARTA

Liability is limited by the Solicitors Scheme under the Professional Standards Act 1994(NSW)

Dealer Agreement

Table of contents

Clause

1 Definitions and Interpretation

1.1 Definitions
1.2 Interpretation

2 Conditions precedent

2.1 Conditions precedent to initial Series
2.2 Conditions precedent to all Series
2.3 Certified copies
2.4 Dealer’s conditions precedent

3 The Programme

3.1 Provision of Programme
3.2 Facility Limit
3.3 Several obligations and rights of Dealers
3.4 Purpose

4 Promissory Notes

4.1 Issue of and Subscription for Promissory Notes
4.2 Acceptance of Bids
4.3 Issuance Procedures
4.4 Terms
4.5 Terms and form of Promissory Notes

5 MTNs

5.1 Issue of and Subscription for a Series
5.2 Acceptance of Bids
5.3 Issuance Procedures
5.4 Terms
5.5 Terms and form of MTNs

6 Information Memorandum

6.1 Information Memorandum

7 Payments and delivery

7.1 Manner of payment
7.2 Registration
7.3 Payments on a Business Day

8 Representations and warranties

8.1 Representations and warranties
8.2 Survival and repetition of representations and warranties

1

Clause

9 Undertakings

9.1 General undertakings
9.2 Registry Arrangements
9.3 Other Issues

10 Dealers’ and Arranger’s obligations

10.1 Observance of applicable laws
10.2 Secondary Market
10.3 Illegality
10.4 Arranger obligations
10.5 Independent Investigation
10.6 No responsibility
10.7 Liability of Arranger

11 Indemnities

11.1 General indemnity
11.2 Continuing indemnity and evidence of loss
11.3 Indemnity by Finance Party

12 Fees; Tax, costs and expenses; Interest on overdue amounts

12.1 Fees
12.2 Tax
12.3 Costs and expenses
12.4 Interest on overdue amounts

13 Termination and additional Dealers

13.1 Termination
13.2 Additional Dealers
13.3 Arranger

14 General

14.1 Notices
14.2 Assignment
14.3 Governing law and jurisdiction
14.4 Prohibition and enforceability
14.5 Waivers
14.6 Variation
14.7 Cumulative rights
14.8 Certificates
14.9 Time of the essence
14.10 Counterparts
14.11 Attorneys

Schedule 1 - Dealers

Schedule 2 - Pre-Issue Certificate (Clause 2.1 (a))

Schedule 3 - Additional Dealers (Clause 13.2)

2

Clause

Schedule 4 - Form of Promissory Note (Clause 1.1)

Schedule 5 - Form of Pricing Supplement (Clause 1.1)

3

This agreement

is made on 10 July 1998 between the following parties:

1.	Ecolab Finance Pty Limited
ACN 082 979 655
of Level 26, 50 Bridge Street
Sydney, New South Wales
(Issuer)

2.	Citisecurities Limited
ACN 008 489 610
of Citibank Centre
1 Margaret Street
Sydney, New South Wales
(Arranger)

3.	Each Party listed In Schedule 1
(each a Dealer)

Recitals

A.                                   The Issuer has requested the Dealers to make available the Facility to the Issuer.

B.                                     The Dealers have agreed to make the Facility available to the Issuer up to the Facility Limit on the terms and conditions contained in this agreement.

The parties agree

in consideration of, among other things, the mutual promises contained in this agreement:

1.                                      Definitions and interpretation

1.1                               Definitions

In this agreement:

Accounting Standards means the accounting standards, practices and principles which constitute “accounting standards” as that expression is defined in the Corporations Law and, to the extent they are not inconsistent, the accounting standards, practices and principles generally accepted in Australia and consistently applied:

Austraclear means Austraclear Limited;

Austraclear System means the clearing and settlement services and systems operated by Austraclear for securities in accordance with the Regulations:

Authorisation includes:

(a)                                  any consent, registration, filing, agreement, notarisation, certificate, licence, approval, permit, authority or exemption from, by or with a Governmental Agency; or

(b)                                 any consent or authorisation regarded as given by a Governmental Agency due to the expiration of the period specified by a statute within which the Governmental Agency should have acted if it wished to proscribe or limit anything already lodged, registered or notified under that statute:

Availability Period means the period commencing on the date of this agreement and ending at 2.00 pm (Sydney time) on the Termination Date or such earlier date as the Issuer and the Dealers may agree;

Bid Notice means:

(a)                                  in respect of a Promissory Note, a notification by a Dealer to the Issuer pursuant to clause 4.1(c);

(b)                                 in respect of a MTN, a notification by a Dealer to the Issuer pursuant to clause 5.1(c);

Business Day means:

(a)                                  for the purpose of clause 14.1, a day on which banks are open for business in the city where the notice or other communication is received excluding a Saturday, Sunday or public holiday; and

(b)                                 for all other purposes, a day on which banks and foreign exchange markets are open for business in Sydney;

Dealer means:

(a)                                  in respect of Promissory Notes:

(1)                                  the Dealers listed in part 1 of schedule 1;

(2)                                  in respect of any Series, the Dealers who are or are to be the Dealers for that Series under this agreement; and

(b)                                 in respect of MTNs:

(1)                                  the Dealers listed in part 2 of schedule 1;

(2)                                  in respect of any Series, the Dealers who are or are to be the Dealers for that Series under this agreement; and

(c)                                  in any other case, each party listed in schedule 1 and any other person who becomes a party to this agreement pursuant to part 13 (but does not include a party that ceases to be a Dealer pursuant to part 13);

Dollars, A$ and $ means the lawful currency of the Commonwealth of Australia:

Facility means the commercial paper and medium term note programme made available by the Dealers to the Issuer under this agreement;

Facility Limit means $200,000,000 or such other amount as the Issuer and the Arranger (with the consent of a Majority of Dealers) may agree at any time;

Finance Party means each of the following:

(a)                                  the Arranger;

(b)                                 each Dealer;

Governmental Agency means:

(a)                                  any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity;

(b)                                 any self-regulatory entity established under any law or regulation or any stock or other securities exchange;

Guarantee and Negative Pledge means the deed poll dated on or about the date of this agreement executed by the Guarantor;

Guarantor means Ecolab Inc., a company incorporated under the laws of Delaware, United States of America;

Holder means a MTN Holder or a Promissory Note Holder;

I&P Agent means Perpetual Trustee Company Limited;

I&P Agreement means the Issue and Paying Agency Agreement dated on or about the date of this agreement between the Issuer and the I&P Agent;

Information Memorandum means, at any time:

(a)                                  the Information Memorandum dated on or about the date of this agreement or the most recent Information Memorandum, as the case may be, prepared by the Issuer in connection with the Facility;

(b)                                 any document incorporated by reference in, or forming part of, the Information Memorandum;

(c)                                  in respect of any Series or any Promissory Note or MTN, any Pricing Supplement issued in connection with the Series or applicable to the Promissory Note or MTN, as the case may be; and

(d)                                 any other information authorised by the Issuer to be circulated at any time in connection with the Facility;

Interest Payment Date means in respect of a MTN which bears an Interest Rate, a date upon which interest is to be paid on the MTN;

Interest Rate means in respect of a MTN which bears an Interest Rate, the interest rate that is to apply to the MTN;

issue means in respect of a MTN, the constitution of the MTN;

Issue Date means:

(a)                                  in respect of a Promissory Note, the date for the issue of the Promissory Note; and

(b)                                 in respect of a MTN, the date for the issue of the MTN being up to 30 days (or such other period as the Issuer and the Dealers who have agreed to subscribe or procure subscriptions for the Series of which the MTN forms part may agree) after the Pricing Date;

Issue Notice means:

(a)                                  in respect of a Promissory Note, a notification by the Issuer to any Dealer pursuant to clause 4.1(a);

(b)                                 in respect of a MTN, a notification by the Issuer to any Dealer pursuant to clause 5.1(a);

Majority Dealers means Dealers representing not less than 60% of the Dealers by number;

Master Note means the deed poll dated on or about the date of this agreement executed by the Issuer in favour of the MTN Holders;

Maturity Date means:

(a)                                  in respect of a Promissory Note, the date that the Promissory Note is due to be paid; and

(b)                                 in respect of a MTN, the date for final redemption of that MTN;

MTN means an obligation of the Issuer to a person in respect of indebtedness of the Issuer to that person under the Master Note, ownership of which is recorded in and evidenced by registration in the Register;

MTN Holder means at any time, a person who is registered in the Register as the holder or owner of a MTN and who has rights against the Issuer under, and has the benefit of, the Master Note in respect of the MTN;

Officer means:

(a)                                  in relation to the Issuer, a director or a secretary, or a person notified to be an authorised officer, of the Issuer; and

(b)                                 in relation to a Finance Party, any officer, as that expression is defined in the Corporations Law, of that Finance Party;

Outstanding means a Promissory Note or MTN, as the case may be, which has not been redeemed, repurchased, cancelled or otherwise satisfied in full by the Issuer;

Outstanding Amount means:

(a)                                  in respect of an Outstanding Promissory Note, the Principal Amount of the Promissory Note less the aggregate of any part of the Principal Amount which has been paid or is on deposit with the I&P Agent; and

(b)                                 in respect of an Outstanding MTN, the Principal Amount of the MTN less the aggregate of any part of the Principal Amount that has been paid or otherwise satisfied by the Issuer;

Pricing Date means in respect of a MTN, the date upon which a bid or offer by a Dealer to subscribe for the MTN is or is to be accepted by the Issuer;

Pricing Supplement means in respect of a Series, the Pricing Supplement, if any issued or to be issued by the Issuer under clause 4.4 or clause 5.4 specifying:

(a)                                  the Issue Date and the Maturity Date;

(b)                                 the Interest Rate and Interest Payment Dates, if applicable; and

(c)                                  any other terms and conditions.

of the Promissory Notes or MTNs, as the case may be, and being in the form set out in schedule 4;

Principal Amount means:

(a)                                  in respect of a Promissory Note, the face value amount stated on the Promissory Note;

(b)                                 in respect of a MTN, the face value amount of the MTN;

Promissory Note Holder means a holder from time to time of a Promissory Note:

Promissory Notes means the short term promissory notes of the Issuer issued under the I&P Agreement and drawn in accordance with the Bills of Exchange Act 1909 and substantially in the form and terms set out in schedule 4 of this agreement;

Purchase Price means:

(a)                                  in respect of a Promissory Note the amount calculated as follows:

PP	=	PA x 36500
36500 + (YxT)

where:

PP  =                     Purchase Price

PA  =                  Principal Amount of the Promissory Note

Y  =                           yield to maturity of the Promissory Note, expressed as a percentage per annum of 2 decimal places

T  =                           the Tenor of the Promissory Note;

(b)                                 in respect of a MTN, the amount payable to the Issuer upon subscription for the MTN;

Register means the register of the MTN Holders as maintained by the Registrar as contemplated by the Registry Services Deed;

Registrar means Perpetual Trustee Company Limited;

Registry Services Deed means the deed dated on or about the date of this agreement between the Registrar and the Issuer;

Regulations means the Operating Manual and Regulations of Austraclear;

Related Corporation means in the case of the Issuer, a “related body corporate” as that expression is defined in the Corporations Law and includes a body corporate which is at any time after the date of this agreement a “related body corporate” but ceases to be a “related body corporate” because of an amendment consolidation or replacement of the Corporations Law:

Same Day Funds means bank cheque or other immediately available and freely transferable funds;

Security means any Promissory Note or MTN:

Series means any Promissory Notes or MTNs having or to have the same Issue Date, Maturity Date and Terms;

Series Conditions means in respect of a Series of MTNs, the terms and conditions applicable to the MTNs as set out in the relevant Pricing Supplement;

Tax means:

(a)                                  any tax, levy, charge, impost, duty, fee, deduction, compulsory loan or withholding; or

(b)                                 any income, stamp or transaction duty, tax or charge,

which is assessed, levied, imposed or collected by any Governmental Agency and includes, but is not limited to, any interest, fine, penalty, charge, fee or other amount imposed on or in respect of any of the above;

Tenor means, in relation to a Promissory Note, the number of days from and including its Issue Date to, but excluding, its Maturity Date;

Termination Date means the date which is 30 days after the Issuer or the Dealers, as the case may be, has given notice of termination of this agreement pursuant to clause 13.1;

Terms means:

(a)                                  in respect of a Series of Promissory Notes, the terms and conditions applying to the Series pursuant to the Promissory Notes; and

(b)                                 in respect of a Series of MTNs, the terms and conditions applying to the Series pursuant to the Master Note and the Series Conditions;

Transaction Document means:

(a)                                  this agreement;

(b)                                 the Master Note;

(c)                                  the Promissory Notes;

(d)                                 the I&P Agreement;

(e)                                  the Registry Services Deed;

(f)                                    the Guarantee and Negative Pledge;

(g)                                 the Information Memorandum,

or any document or agreement entered into or given under any of the above or agreed by the Issuer and the Arranger to be a Transaction Document.

1.2          Interpretation

In this agreement, unless the context otherwise requires:

(a)                                  headings and underlinings are for convenience only and do not affect the interpretation of this agreement;

(b)                                 words importing the singular include the plural and vice versa:

(c)                                  words importing a gender include any gender;

(d)                                 other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

(e)                                  an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any Governmental Agency:

(f)                                    a reference to a part, clause, party, annexure, exhibit or schedule is a reference to a part and clause of, and a party, annexure, exhibit and schedule to, this agreement and a reference to this agreement includes any annexure, exhibit and schedule;

(g)                                 a reference to:

(1)                                  a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it;

(2)                                  a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute; and

(3)                                  the Regulations includes all amendments to the Regulations;

(h)                                 a reference to a document includes all amendments or supplements to, or replacements or novations of , that document:

(i)                                     a reference to liquidation includes administration, official management, compromise, arrangement, merger, amalgamation, reconstruction, winding up, dissolution, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or  a similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;

(j)                                     a reference to a party to any document includes that party’s successors and permitted assigns and substitutes (including any person taking by way of novation);

(k)                                  where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the succeeding Business Day;

(l)                                     a reference to an agreement other than this agreement includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

(m)                               a reference to an asset includes all property of any nature, including, but not limited to, a business, and all rights, revenues and benefits;

(n)                                 a reference to a document includes any agreement in writing, or any certificate, notice, instrument or other document of any kind;

(o)                                 no provision of this agreement will be construed adversely to a party solely on the ground that the party was responsible for the preparation of this agreement or that provision;

(p)                                 a reference to any financial statements, accounts or accounting term is to be interpreted, or shall be prepared, in accordance with the Accounting Standards.

2                                         Conditions precedent

2.1                               Conditions precedent to Initial Series

The Issuer may not request the issue of the initial Series pursuant to part 4 or part 5 from a Dealer until the Arranger has received all of the following in form and of substance reasonably satisfactory to the Arranger:

(a)                                  pre-issue certificate: a certificate in the form of, and providing the details indicated in, schedule 2 dated not more than 7 days before the first Issue Date, given in respect of the Issuer addressed to the Arranger and signed by an Officer of the Issuer together with all attachments referred to in the certificate being true, complete and up-to-date copies, where applicable, of the following:

(1)                                  the memorandum and articles of association or other constituent documents of the Issuer;

(2)                                  duly executed power of attorney granted by the Issuer empowering the attorney to execute the Transaction Documents to which it is a party;

(3)                                  forms lodged with the Australian Securities Commission in accordance with section 242(8) or section 361(1) of the Corporations Law notifying the Australian Securities Commission of the particulars or any change in the particulars of the officers of the Issuer, which will evidence the appointment of the current officers of the Issuer;

(4)                                  extracts of minutes of a meeting of the directors of  the Issuer approving execution of the Transaction Documents to which it is a party and the granting of the powers of attorney referred to in clause 2.1(a)(2); and

(5)                                  any Authorisations necessary or desirable to be obtained by the Issuer concerning the execution, delivery, performance, validity or enforceability of the Transaction Documents;

(b)                                 Transaction Documents: copies of each Transaction Document which is or on the first Issue Date is required by the Arranger to be, executed, duly executed by all parties to them other than the Finance Parties and duly stamped or, if the Arranger permits, sufficient Same Day Funds or other provision to meet all liabilities to Tax on or in respect of them:

(c)                                  Information Memorandum: such number of printed copies of the Information Memorandum as each Dealer may require;

(d)                                 legal opinions: legal opinions from Baker & McKenzie, counsel for the Issuer and Oppenheimer Wolf & Donnelly, counsel for the Guarantor addressed to the Arranger and the Issuer.

2.2                               Conditions precedent to all Series

The obligations of each Dealer with respect to any Series is subject to the following conditions being fulfilled to the reasonable satisfaction of the Arranger:

(a)                                  Pricing Supplement: the issue by the Issuer of any Pricing Supplement necessary or desirable in connection with the Series in accordance with this agreement;

(b)                                 Issue Date: the Issue Date for the Series is a Business Day within the Availability Period;

(c)                                  Facility Limit: the aggregate Principal Amount of the Securities comprising the Series to be issued will not, when added to the Outstanding Amount of all Securities on issue on the proposed Issue Date, exceed the Facility Limit;

(d)                                 warranties correct: each representation and warranty contained in part 8 and in the Guarantee and Negative Pledge is true, correct and not misleading in any material respect on and as of the Pricing Date, and the Issue Date for the Series as if it had been made on and as of each date in respect of the facts and circumstances existing at that time;

(e)                                  Compliance: the Issuer has complied with all its obligations in connection with the issue of a Series;

(f)                                    Market disorder: there must not have occurred, in the Arranger’s reasonable opinion, a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls that would be likely to prejudice materially the proposed issue or sale or distribution of the Series, whether in the primary market or in respect of dealings in the secondary market;

(g)                                 Authorisations: the Arranger has received all Authorisations required for the issue of the Series and each is in full force and effect and each statement made by the Issuer contained in them is true and complete;

(h)                                 Other documents: the Arranger has received all other documents which it has reasonably requested the Issuer to provide;

(i)                                     rating: the Securities are rated by Standard & Poor’s Rating Services:

(1)               no lower than “A2” in the case of the Promissory Notes; and

(2)               no lower than “BBB” in the case of the MTNs;

(j)                                     Event of Default: no Event of Default (as defined in the Conditions applicable to any MTNs) has occurred which is subsisting;

(k)                                  Transaction Documents: the Transaction Documents constitute valid and binding obligations of the Issuer and the Guarantor  (as applicable) enforceable in accordance with their terms.

2.3                               Certified copies

An Officer of the Issuer must certify a copy of a document given to a Finance Party under clauses 2.1 or 2.2 to be a true and up-to-date copy of the original document as at a date not more than 7 days before the date it is given to the Finance Party.

2.4                               Dealer’s conditions precedent

(a)                                  A condition in this part 2 is for the benefit only of the Finance Parties and only the Arranger (following consultation with the relevant Dealers) may waive it.

(b)                                 The Arranger shall notify the relevant Dealers of the satisfaction, to the best of its knowledge and belief, of the conditions precedent in this part 2, but shall have no liability to the Dealers or any other party in respect of such notification except in the case of the Arranger’s fraud or gross negligence.

3                                         The Programme

3.1                               Provision of Programme

The Dealers grant to the Issuer the Facility for the placing by the Dealers of Promissory Notes issued under the I&P Agreement and MTNs issued under the Master Note on the terms and conditions of this agreement.

3.2                               Facility Limit

The aggregate Outstanding Amount of the Securities must not at any time exceed the Facility Limit.

3.3                               Several obligations and rights of Dealers

The obligations and rights of the Dealers under this agreement are several and:

(a)                                  failure of a Dealer to perform its obligations does not relieve any other Dealer from any of its obligations;

(b)                                 no Dealer is responsible for the obligations of any other Dealer or (unless it is the Arranger) the Arranger; and

(c)                                  subject to each Transaction Document, each Dealer may separately enforce its rights under any Transaction Document.

3.4                               Purpose

The proceeds received by the Issuer from the issue of Promissory Notes and MTNs will be used by the Issuer for its general funding purposes and financing of Related Corporations.

4                                         Promissory Notes

4.1                               Issue of and Subscription for Promissory Notes

(a)                                  The Issuer may at any time before 9.00 am (Sydney time) (or such other time as agreed between the Issuer and the Dealers) on a proposed Issue Date during the Availability Period request the Dealers to bid for Promissory Notes by telephone or facsimile notice to the Dealers on the basis that:

(1)                                  the Issuer may invite all or any of the Dealers to bid for the Promissory Notes;

(2)                                  the invited Dealers may, but shall have no obligation to, make a bid for the Promissory Notes on the terms, if any, set out in the Issue Notice provided that any such bid must specify in relation to each Series:

(A)                              the number and Principal Amount of the Promissory Notes which the Dealer is bidding for;

(B)                                the time by which any bid must be made which must be no later than 10.00 am on the Issue Date;

(3)                                  the Issuer shall have no obligation to accept any bid made by any Dealers;

(4)                                  the relevant Dealers and the Issuer shall ensure that any Series shall comply with the Transaction Documents; and

(5)                                  if the Issue Notice is made by telephone the Issuer must within 24 hours confirm the details of the Issue Notice in writing to the relevant Dealers provided that the non-receipt of the written confirmation does not affect the validity of the Issue Notice.

(b)                                 The Issuer may from time to time notify the Dealers of the indicative bid rates (whether expressed as a discount, a yield or otherwise) at which the Issuer would be prepared to issue any Series provided that the Issuer must promptly notify the Dealers of any change to any such rates.

(c)                                  A Dealer may at any time during the Availability Period by telephone or facsimile to the Issuer make an unsolicited bid to the Issuer for Promissory Notes.  If the Bid Notice is made by telephone the Dealer must within 24 hours confirm the details of the Bid Notice in writing to the Issuer provided that the non-receipt of the written confirmation does not affect the validity of the Bid Notice.  The Issuer is not required to inform any Dealer as to any unsolicited Bid Notice of any other Dealer (other than as required by this part 4) and no other Dealer shall have the right to participate in any such bid.

(d)                                 An Issue Notice or a Bid Notice must specify:

(1)                                  the aggregate Principal Amount of the Promissory Notes to be issued which must not be less than $2,000,000 (or such other amount as may be agreed between the Issuer and the Arranger from time to time);

(2)                                  the Issue Date;

(3)                                  the Maturity Date;

(4)                                  the Tenors of the Promissory Notes;

(5)                                  the aggregate Principal Amount of the Promissory Notes which may be issued for each Tenor;

(6)                                  in the case of an Issue Notice, the indicative bid rate, if any, at which the Issuer may be prepared to issue the Promissory Notes;

(7)                                  in the case of a Bid Notice, the bid rate the Dealer is prepared to subscribe for or procure the subscription for the Promissory Notes;

(8)                                  the time by which any bid must be made by a Dealer which must be no later than 10.00 am on the Issue Date or a bid must be accepted by the Issuer; as the case may be;

(9)                                  the delivery instructions for the Promissory Notes;

(10)                            such other information as the Issuer or the Dealer, as the case may be, may include in respect of the Promissory Notes.

4.2                               Acceptance of Bids

(a)                                  Subject to this agreement:

(1)                                  if the Issuer is to accept any bids, the Issuer must accept bids in the order such that the lowest bid rate is accepted first and if 2 or more bid rates are the same the Issuer must accept those bids pro rata between the relevant Dealers;

(2)                                  the Issuer may only accept any bid made by any Dealer by telephone or facsimile notice pursuant to this part 4 within 1 hour (or such other period as the Issuer and the Dealer may agree) of its receipt by the Issuer and if not accepted in accordance with this clause 4.2(a) the bid shall lapse;

(3)                                  a bid accepted by the Issuer in accordance with clause 4.2(a)(2) creates a binding agreement between the Issuer and the Dealer, for the issue and subscription of the Promissory Notes of the Series for which the Dealer’s bid has been accepted.  The Issuer must within I Business Day following the acceptance by the Issuer of any bid, by notice to the Dealer confirm its acceptance of the bid by the Dealer and the Purchase Price in respect of the Series provided that the delayed receipt or non-receipt by the Dealer of any notice shall not affect the validity of the acceptance by the Issuer of the bid;

(4)                                  in the event of any over-subscription, the Issuer may not accept bids in excess of the tender amount requested without the consent of all Dealers.

(b)                                 The Issuer must not make any unsolicited request to, or accept any unsolicited bids from, any Dealers while a competitive tender pursuant to clause 4.1(a) is in progress.

4.3                               Issuance Procedures

(a)                                  On the Issue Date for a Series of Promissory Notes:

(1)                                  the Issuer must:

(A)                              issue or arrange for the I&P Agent to issue Promissory Notes against payment of the Purchase Price for the Promissory Notes; and

(B)                                make or arrange for the I&P Agent to make the Promissory Notes available in Sydney or such other place as may be agreed in writing between the Issuer and the relevant Dealer; and

(2)                                  the relevant Dealer must pay the aggregate Purchase Price to the Issuer for the Promissory Notes to be subscribed for, or the subscription for which is to be procured, by the Dealer against physical delivery of the Promissory Notes or in such other manner as may be agreed between the Issuer and the Dealer.

(b)                                 Settlement for the issue of Promissory Notes and the payment of the Purchase Price shall be made at the offices of the I&P Agent as set out in the I&P Agreement.

(c)                                  Subject to this agreement, in the event that a Dealer has agreed with the Issuer to have Promissory Notes settled through the Austraclear System transactions between the Issuer and the Dealer in relation to the Promissory Notes shall be governed by the Regulations.

(d)                                 Subject to this clause 4.3, the Issuer and the Dealers may from time to time agree the procedures for the issue of and subscription for any Series including in relation to the making of any requests or bids, the timing of any response or acceptance, the timing and manner of any pricing, sale and settlement and the issue of any Promissory Notes.

4.4                               Terms

(a)                                  Upon the acceptance by the Issuer of any bid for Promissory Notes:

(1)                                  the Issuer must within I Business Day by notice to each relevant Dealer confirm the acceptance, number, Principal Amount, the Issue Date, the Maturity Date, and Purchase Price and aggregate face value of the Promissory Notes in each Series for which the Dealer is to subscribe or procure subscriptions provided that the delayed receipt or non-receipt of any such notice by the Dealer shall not affect the validity of the agreement in respect of the Series; and

(2)                                  each relevant Dealer must subscribe or procure the subscription for the Promissory Notes and the Issuer must issue the Promissory Notes on the Terms agreed subject to and in accordance with this agreement.

(b)                                 Any Promissory Notes which a Dealer may from time to time subscribe or procure the subscription for shall be made by the Dealer in reliance upon the representations, warranties, undertakings and agreements of the Issuer in this agreement and on the terms and conditions and in the manner provided in this agreement.

4.5                             Terms and form of Promissory Notes

Each Promissory Note must be:

(a)                                  denominated in Dollars;

(b)                                 for a Tenor of not less than 7 days and not more than 365 days;

(c)                                  for a Purchase Price of not less than $500,000;

(d)                                 for a Principal Amount of not less than $1,000,000 and an integral multiple of $100,000 as agreed between the Issuer and the Dealer who is to purchase or procure the purchase of the Promissory Note;

(e)                                  subject to the Terms.

5              MTNs

5.1                               Issue of and Subscription for a Series

(a)                                  The Issuer may from time to time during the Availability Period request any Dealer to bid for MTNs by telephone or facsimile notice to the Dealer on the basis that:

(1)                                  the Issuer may invite all or any of the Dealers to bid for MTNs:

(2)                                  the invited Dealers may, but shall have no obligation to, make a bid for MTNs on the terms, if any, set out in the Issue Notice provided that any such bid must specify in relation to each Series:

(A)                              the number and Principal Amount of the MTNs which the Dealer is bidding for;

(B)                                unless such Series Conditions are specified in the Issue Notice, the Purchase Price (expressed as a percentage of the Principal Amount) and, if applicable, the Interest Rate and the Interest Payment Date for the MTNs which the Dealer is bidding for;

(3)                                  the Issuer shall have no obligation to accept any bid made by any Dealer:

(4)                                  the relevant Dealers and the Issuer shall ensure that any Series shall comply with the Transaction Documents; and

(5)                                  if the Issue Notice is made by telephone the Issuer must within 24 hours confirm the details of the Issue Notice in writing to the relevant Dealers provided that the non-receipt of the written confirmation does not affect the validity of the Issue Notice.

(b)                                 The Issuer may from time to time notify the Dealers of the indicative bid rates (whether expressed as a discount, a yield or otherwise) at which the Issuer would be prepared to issue any Series provided that the Issuer must promptly notify the Dealers of any change to any such rates.

(c)                                  A Dealer may at any time during the Availability Period by telephone or facsimile notice to the Issuer make an unsolicited bid to the Issuer for MTNs.  If the Bid Notice is made by telephone the Dealer must within 24 hours confirm the details of the Bid Notice in writing to the Issuer provided that the non-receipt of the written confirmation does not affect the validity of the Bid Notice.  The Issuer is not required to inform any Dealer as to any unsolicited Bid Notice of any other Dealer (other than as required by this part 5) and no other Dealer shall have the right to participate in any such bid.

(d)                                 An Issue Notice or a Bid Notice must specify:

(1)                                  the aggregate Principal Amount of the MTNs;

(2)                                  the Issue Date;

(3)                                  the Maturity Date;

(4)                                  the Pricing Date, if any;

(5)                                  in the case of an Issue Notice, the indicative bid rate, if any, at which the Issuer may be prepared to issue MTNs;

(6)                                  in the case of a Bid Notice, the Interest Rate and Interest Payment Dates, if applicable, the Purchase Price (expressed as a percentage of the Principal Amount of the MTNs) and the number and Principal Amount of the individual MTNs;

(7)                                  the time by which any bid must be made by a Dealer or a bid must be accepted by the Issuer, as the case may be; and

(8)                                  such other information as the Issuer or the Dealer, as the case may be, may include in respect of the MTNs.

5.2                               Acceptance of Bids

Subject to this agreement:

(a)                                  except where bids have been invited under clause 5.1(a)(1) from one Dealer only, if the Issuer is to accept any bids the Issuer must only accept those bids as directed by the Arranger (following consultation with the Issuer and the relevant Dealers);

(b)                                 the Issuer may only accept any bid made by any Dealer by telephone or facsimile notice pursuant to this part 5 within 1 hour (or such other period as the Issuer and the Dealer may agree) of its receipt by the Issuer and if not accepted in accordance with this clause 5.2(a) the bid shall lapse;

(c)                                  a bid accepted by the Issuer in accordance with clause 5.2(a)(2) creates a binding agreement between the Issuer and the Dealer, for the issue and subscription of the MTNs of the Series for which the Dealer’s bid has been accepted.  The Issuer must within 1 Business Day following the acceptance by the Issuer of any bid, by notice to the Dealer confirm its acceptance of the bid by the Dealer and the Purchase Price in respect of the Series provided that the delayed receipt or non-receipt by the Dealer of any notice shall not affect the validity of the acceptance by the Issuer of the bid;

(d)                                 in the event of any over-subscription, the Issuer may, subject to the Facility Limit and this part 5, accept bids up to 150% of the tender amount requested.

5.3                               Issuance Procedures

(a)                                  On the Issue Date for a Series of MTNs:

(1)                                  the Issuer against payment of the Purchase Price for the MTNs by or procured by the relevant Dealer, must;

(A)                              register or procure the registration of the Dealer or such person as the Dealer may direct as the MTN Holder in such amount as the Dealer may notify; and

(B)                                comply with its obligations under the Transaction Documents; and

(2)                                  each Dealer subscribing or procuring the subscription for MTNs must pay or procure the payment to the Issuer of the aggregate Purchase Price for the MTNs.

(b)                                 Subject to this agreement, in the event that a Dealer has agreed with the Issuer to have MTNs settled through the Austraclear System, transactions between the Issuer and the Dealer in relation to the MTNs shall be governed by the Regulations.

(c)                                  Subject to this clause 5.3, the Issuer and the Dealers may from time to time agree the procedures for the issue of and subscription for any Series including in relation to the making of any requests or bids, the timing of any response or acceptance, the timing and manner of any pricing, sale and settlement and the issue of any MTNs.

5.4                               Terms

(a)                                  Upon the acceptance by the Issuer of any bid for MTNs:

(1)                                  the Issuer must within 1 Business Day:

(A)                              by notice to each Dealer confirm the acceptance, number, Principal Amount, the Issue Date, the Maturity Date and Purchase Price and aggregate face value of the MTNs in each Series for which the Dealer is to subscribe or procure subscriptions provided that the delayed receipt or non-receipt of any such notice by the Dealer shall not affect the validity of the agreement in respect of the Series; and

(B)                                deliver to the Dealer a Pricing Supplement for each Series of MTNs for which the Dealer is to subscribe or procure subscriptions, setting out the Series Conditions that will apply to the Series; and

(2)                                  each relevant Dealer must subscribe or procure the subscription for the MTNs and the Issuer must issue the MTNs on the Terms agreed subject to and in accordance with this agreement.

(b)                                 Any MTNs which a Dealer may from time to time subscribe or procure the subscription for shall be made by the Dealer in reliance upon the representations, warranties, undertakings and agreements of the Issuer in this agreement and on the terms and conditions and in the manner provided in this agreement.

5.5                               Terms and form of MTNs

Each MTN must be:

(a)                                  denominated in Dollars;

(b)                                 for a term of not less than 365 days and otherwise as specified in the Pricing Supplement but in any event never greater than 7 years;

(c)                                  for a Purchase Price of not less than $1,000,000;

(d)                                 for a Principal Amount of not less than $1,000,000 and an integral multiple of $100,000;

(e)                                  registered on issue on the Register in such Australian capital city as the Issuer and the Registrar may agree or failing which, Canberra;

(f)                                    constituted by the Master Note; and

(g)                                 subject to the Terms.

6                                         Information Memorandum

6.1                               Information Memorandum

(a)                                  The Issuer authorises each Finance Party to provide copies of the Information Memorandum to any potential Holders subject to, and on terms which are not inconsistent with, the conditions contained or referred to in the Information Memorandum until such time as the Issuer notifies each Finance Party that the Information Memorandum is being updated or revised and after that notification each Finance Party must use only an updated or revised Information Memorandum prepared by or on behalf of the Issuer.

(b)                                 The Finance Parties must not give any information or make any representation regarding any Promissory Note or MTN or the financial condition and affairs of the Issuer that is not contained in the Information Memorandum other than:

(1)                                  copies of written confirmations of ratings made by any rating agency in relation to the Issuer or the Promissory Notes or MTNs;

(2)                                  any other information or representation approved in writing from time to time by the Issuer.

(c)                                  Each Finance Party will promptly indemnify the Issuer for any loss or damage caused by a failure of that Finance Party to comply with clause 6.1(a) or clause 6.1(b).

(d)                                 The Issuer must notify each Finance Party promptly of any act, matter or thing of which it is aware and which renders anything contained in the Information Memorandum untrue, inaccurate, incomplete or misleading in any material respect and promptly following such notification ensure that a new Information Memorandum or a Pricing Supplement is prepared and made available to the Finance Parties.

7                                       Payments and delivery

7.1                               Manner of payment

All payments under the this agreement must be made:

(a)                                  in Same Day Funds;

(b)                                 in Dollars;

(c)                                  not later than 1.00 pm (Sydney time) (or such other time as may be agreed between the Issuer and the Dealer) on the due date,

to the account of the payee specified by the payee to the payer or in such other manner as the payee directs from time to time.

7.2                               Registration

Notwithstanding any Term of a Series of MTNs, the Issuer must promptly after the Issue Date for a Series of MTNs provide or procure the provision to the Dealer of evidence as to the ownership of the MTNs that the Dealer has subscribed or procured the subscription for and any documentation required in connection with any transfer of any MTNs.

7.3                               Payments on a Business Day

If a payment under this agreement is due to be made on a day which is not a Business Day, the due date for that payment is the next Business Day in the same calendar month or, if none, the preceding Business Day, but no adjustment shall be made to any interest payable on that day.

8                                       Representations and warranties

8.1                               Representations and warranties

The Issuer represents and warrants, to and for the benefit of each Finance Party, that:

(a)                                  incorporation: it is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

(b)                                 corporate power: it has the corporate power to own its assets and to carry on its business as it is now being conducted;

(c)                                  authority: it has full power and authority to enter into and perform its obligations under the Transaction Documents to which it is expressed to be a party or is stated to have an obligation with respect thereto;

(d)                                 authorisations: it has taken all necessary action to authorise the execution, delivery and performance of the Transaction Documents to which it is expressed to be a party or is stated to have an obligation with respect thereto and the Information Memorandum in accordance with their terms;

(e)                                  binding obligations: the Transaction Documents to which it is expressed to be a party or is stated to have an obligation with respect thereto constitute its legal, valid and binding obligations and, subject to any necessary stamping and registration, are enforceable in accordance with their terms subject to laws generally affecting creditors’ rights and to principles of equity;

(f)                                    nature of obligations: its payment obligations under the Transaction Documents to which it is expressed to be a party or is stated to have an obligation with respect thereto constitute direct, unconditional and unsecured obligations ranking pari passu with all of its other unsecured and unsubordinated payment obligations except obligations preferred by mandatory operation of law;

(g)                                 transaction permitted: the execution, delivery and performance by it of the Transaction Documents to which it is expressed to be a party or is stated to have an obligation with respect thereto and the issue of the Information Memorandum do not and will not violate:

(1)                                  any law, regulation, authorisation, ruling, consent, judgment, order or decree of any Governmental Agency;

(2)                                  its memorandum and articles of association or other constituent documents;

(h)                                 accounts: the most recent consolidated audited balance sheets and profit and loss accounts (if any) of it and its Subsidiaries:

(1)                                  were prepared in accordance with the Accounting Standards for financial statements for a financial year; and

(2)                                  are a true, fair and accurate statement of the financial condition and state of affairs (including disclosing or reflecting all actual and contingent obligations) of it and its Subsidiaries at the date to which they relate and the results of the operations of it and its Subsidiaries, if any, for the accounting period to which they relate;

(i)                                     disclosure:

(1)                                  as at the date of the most recent Information Memorandum all information contained in the Information Memorandum is true and correct in all material respects and is not, whether by omission of information or otherwise, misleading in any material respect;

(2)                                  it is not aware of any material facts or circumstances that have not been disclosed to the Dealers which would reasonably be expected, if not disclosed, to be material to the decision of a person considering whether or not to subscribe for or purchase Promissory Notes or MTNs;

(j)                                     no failure to disclose: it has not withheld from any Finance Party any document, information or other fact which could reasonably be expected to be material to the decision of each Finance Party to enter into and perform the Transaction Documents to which each Finance Party is a party (it being acknowledged that the information given to each Finance Party has induced each Finance Party to enter into those Transaction Documents).

8.2                               Survival and repetition of representations and warranties

The representations and warranties in, or given under, this agreement including, but not limited to, clause 8.1:

(a)                                  survive the execution of each Transaction Document, the subscription of any Promissory Notes or MTNs; and

(b)                                 are regarded as repeated on the date of each Issue Notice and on each Issue Date with respect to the facts and circumstances then subsisting.

9                                         Undertakings

9.1                               General undertakings

The Issuer undertakes to the Arranger and the Dealers that it must:

(a)                                  annual accounts: furnish to the Arranger and each Dealer as soon as practicable, but in any event no later than 120 days after the end of each financial year, the consolidated audited profit and loss statement for that financial year and the consolidated audited balance sheet of it as at the end of that financial year;

(b)                                 Guarantor: so long as any of the MTNs remain outstanding, furnish or cause to be furnished upon request to the Arranger or any Dealer, copies of each report which shall be filed by the Guarantor with the United States Securities and Exchange Commission under section 13 of the Securities Exchange Act of 1934 of the United States of America;

(c)                                  other information: at the reasonable request of the Arranger, furnish to the Arranger and each Dealer any other information about the financial condition or state of affairs of it;

(d)                                 Dealers: notify each Dealer of the appointment of, or termination of the appointment of, any Dealer under this agreement;

(e)                                  authorised signatory: furnish to the Arranger and the Dealers the names and specimen signatures of any additional or substitute authorised officers under the Transaction Documents;

(f)                                    cancellation of MTNs: notify the Arranger and the Dealers after any repayment, redemption, purchase or cancellation of MTNs in accordance with the terms and conditions thereof on a date other than their Maturity

Date, the details of the MTNs so repaid, redeemed, repurchased or cancelled;

(g)                                 rating: as soon as possible, and in any event within 3 Business Days, after the Issuer or Guarantor acquires actual knowledge that either of the Guarantor’s short term or long term credit ratings assigned by Standard & Poor’s Rating Agency or Moody’s Investor Services, Inc. has changed, or that the credit rating assigned by Standard & Poor’s Rating Services to the Securities has changed, written notice informing the Arranger and Dealers of such change;

(h)                                 Event of Default: notify the Arranger and each Dealer of the occurrence of any Event of Default (as defined in the Master Note or the Conditions applicable to any MTNs) or any material breach or default by the Issuer or Guarantor under the terms of any Transaction Document.

9.2                               Registry Arrangements

(a)                                  The Issuer must within 1 Business Day of the proposed Issue Date for any Series of MTNs notify the Registrar of all relevant information in relation to the Series required to be notified under and in accordance with the Registry Services Deed.

(b)                                 The Issuer must maintain or procure the maintenance of the Register in accordance with the Registry Services Deed.  The Issuer must also procure that marking facilities are available in any Australian city as the Issuer and Registrar may agree.

(c)                                  The Issuer must cause the Registrar to enter on the Register all the information required to be entered by the Master Note.

(d)                                 The Issuer must not amend or vary or agree to any amendment or variation of the Registry Services Deed without the prior consent of the Arranger.

9.3                               Other Issues

(a)                                  Subject to clause 9.3(b), the Issuer may from time to time without the consent of any Finance Party create and issue further notes, bonds, securities or any other debt instruments on such terms as the Issuer may determine.

(b)                                 The Issuer may not issue any Promissory Notes or MTNs under this agreement other than to or through a Dealer in accordance with this agreement.

10                                  Dealers’ and Arranger’s obligations

10.1                        Observance of applicable laws

(a)                                  Subject to clause 10.1(b) the Dealers are authorised to sell any Promissory Notes or MTNs subscribed for by the Dealers under this agreement on such terms and at such times as the Dealers think fit and shall be entitled to retain for their own account the whole of the proceeds of any such sale.

(b)                                 Each Dealer:

(1)                                  acknowledges that no prospectus in relation to any Transaction Documents has been lodged with, or registered by, any Governmental Agency, and no action has been taken or will be taken in any jurisdiction which would permit a public offering of the Promissory Notes or MTNs, or possession or distribution of the Information Memorandum or any other offering material in relation to the Promissory Notes or MTNs in any jurisdiction where action for that purpose is required;

(2)                                  must not offer for subscription or purchase, or issue invitations to subscribe for or buy, or sell or deliver any Promissory Note or MTN or distribute the Information Memorandum, any prospectus, circular, advertisement or other offering materials relating to any Promissory Note or MTN;

(A)                              outside the Commonwealth of Australia; or

(B)                                otherwise in any jurisdiction except in such manner and in such circumstances that will result in compliance with all applicable laws and regulations;

(3)                                  without limiting clause 10.1(b)(2), must observe the Corporations Law, the Corporations Regulations and all other applicable laws and regulations in any jurisdiction in which it may offer, sell or deliver any Promissory Note or MTN;

(4)                                  is not authorised to make, and will not make, any representation or use of any information in connection with the issue, subscription and sale of the Promissory Notes or MTNs other than information on the public record, information contained in, or incorporated by reference in, the Information Memorandum or the Promissory Notes or MTNs, or information otherwise authorised by the Issuer from time to time;

(5)                                  must obtain all Authorisations required by it for the subscription, offer, sale or delivery by them of any Promissory Notes or MTNs under the laws of any jurisdiction to which they are subject or in which they make any subscription, offer, sale or delivery of any Promissory Notes or MTNs and the Dealers must comply with all such laws;

(6)                                  must not offer or sell any Promissory Notes or MTNs other than on the terms and conditions of, and subject to, this agreement.

10.2                        Secondary Market

(a)                                  Each Dealer in respect of a Series in which it was a Dealer must:

(1)                                  on request from a Holder offer a price to the Holder at which the Dealer will purchase any Promissory Notes or MTNs in the Series from the Holder;

(2)                                  consult with the Issuer and Arranger to determine measures to promote a secondary market in Promissory Notes or MTNs; and

(3)                                  upon request of the Issuer and subject to reaching substantial agreement in respect of the measures referred to in clause 10.2(b), use its reasonable endeavours, subject to market conditions, to establish and maintain a secondary market and facilitate liquidity in the Promissory Notes or MTNs.

(b)                                 If the Issuer elects not to promote or establish a secondary market in relation to the Promissory Notes or MTNs then the Dealers are under no obligation under clauses 10.2(a)(2) and 10.2(a)(3) with respect to the Promissory Notes or MTNs, as the case may be.

10.3                        Illegality

If at any time it is unlawful or impracticable for a Dealer to perform any of its obligations under this agreement then:

(a)                                  the Dealer’s obligations under the Transaction Documents are immediately suspended for the duration of such illegality or other effect;

(b)                                 the Dealer must use its reasonable endeavours to restructure its participation in the Facility to avoid such illegality or other effect;

(c)                                  if the Dealer is not able to restructure its participation within 30 days of its obligations being suspended pursuant to clause 10.3(a), the Dealer may at any time, by notice to the Arranger and the Issuer, terminate its obligations under the Transaction Documents.

10.4                        Arranger obligations

The Arranger must if requested by the Issuer and a Holder to determine the current market value of a MTN, determine the market value at that time on such basis as the Arranger may after consultation with either or both of the Issuer and Holder in its absolute discretion determine to be reasonable to value the MTN.

10.5                        Independent investigation

Each Dealer agrees that it has made and will continue to make without reliance on the Arranger is own investigations into the affairs of the Issuer and the Guarantor and its own analysis and decisions as to taking or not taking any action under any Transaction Document.

10.6                        No responsibility

None of the Arranger, any Dealer or any of their respective employees, Officers, agents, contractors or professional advisers shall be responsible to any Dealer or other Dealer or any other party for:

(a)                                  any statement, representation or warranty contained in the Information Memorandum or any Transaction Document:

(b)                                 the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Information Memorandum or any Transaction Document;

(c)                                  any failure by the Issuer or any other person to perform its obligations under any Transaction Document; or

(d)                                 any action taken or omitted to be taken by it or them under any Transaction Document or in connection with any Transaction Document except in the case of its or their own fraud or wilful misconduct or negligence.

10.7                        Liability of Arranger

(a)                                  The Arranger is not, and shall not be deemed to be, acting as the agent of, and does not have any fiduciary relationship with, any Dealer or the Issuer (except the Arranger will act as the agent of the Dealers where expressly specified in this agreement).

(b)                                 Each Dealer acknowledges that it has, independently and without reliance on the Arranger or any other Dealer, and based on such documents and information as it has deemed appropriate, made its own investigation into the affairs and financial condition of the Issuer and the Guarantor and the Arranger is not required to keep itself informed as to the performance or observance by the Issuer or the Guarantor of any Transaction Document or the financial condition, affairs, status or nature of the Issuer or the Guarantor.

11                                  Indemnities

11.1                        General indemnity

(a)                                  The Issuer indemnifies each Finance Party against any claim, action, damage, loss, liability, cost, expense or payment which that Finance Party pays, suffers, incurs or is liable for, in respect of any of the following:

(1)                                  the Issuer not performing any of its obligations under any Transaction Document;

(2)                                  any warranty, representation or statement by the Issuer is or becomes or is alleged to be false, misleading or incorrect in a material respect including without limitation any warranty, representation or statement in the Information Memorandum;

(3)                                  the enforcement, protection or waiver, or attempted or contemplated enforcement or protection, of any rights, powers or remedies of the Dealer against the Issuer under any Transaction Document;

(4)                                  the Dealer acting in good faith on any communication purporting to originate from the offices of the Issuer and given or purported to be given by an Officer of the Issuer in relation to or in connection with any Transaction Document.

(b)                                 Without limitation to the indemnity contained in clause 11.1(a), that indemnity includes the amount reasonably determined by a Finance Party as being incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted for by the Finance Party to fund or maintain its obligation with respect to any Promissory Note or MTN of which it is the Holder.

11.2                        Continuing indemnity and evidence of loss

(a)                                  Each indemnity contained in this agreement is a continuing obligation of the indemnifier despite:

(1)                                  any settlement of account; or

(2)                                  the occurrence of any other thing,

and remains in full force and effect until all moneys owing, contingently or otherwise, under any of the Transaction Documents have been paid in full.

(b)                                 Each indemnity of the Issuer contained in this agreement survives the termination or redemption of any Transaction Document.

(c)                                  A certificate under the hand of an Officer of a Finance Party or Issuer in good faith detailing the amount of any damage, loss, liability, cost, expense or payment covered by any indemnity in this agreement is prima facie evidence thereof.

11.3                        Indemnity by Finance Party

Each Finance Party indemnifies the Issuer against any claim, action, damage, loss, liability, cost, expense or payment which the Issuer reasonably pays, suffers, incurs or is liable for in respect of any of the following:

(a)                                  any material failure by that Finance Party to comply with its obligations under this agreement; or

(b)                                 any failure by that Finance Party to pay any such sum due in respect of the purchase of any Promissory Note or MTN, or to purchase any Promissory Note or MTN which the Finance Party is obliged to purchase, including without limiting the generality of the foregoing any interest, cost, loss or expense incurred by the Issuer in raising funds to cover any shortfall in funds as a result of such Finance Party’s default, including reasonable legal expenses.

No amount of indemnification will be payable if and to the extent that any claim, loss, cost or expense is due to the misconduct, default or negligence of the Issuer, or to the occurrence of any event outside the control of the relevant Finance Party which makes it not reasonably practicable for the Finance Party to avoid such failure.

12                                  Fees; Tax, costs and expenses; interest on overdue amounts

12.1                        Fees

(a)                                  The Issuer must pay to each Dealer a dealer’s fee in relation to each Series issued under the Facility determined as follows:

(1)                                  in the case of MTNs, an amount equal to 0.03% per annum in yield points on the face value of the MTNs in the Series for which the Dealer subscribed or procured subscriptions, or such other amount or basis for calculation as may be otherwise agreed from time to time in writing between the Issuer and the relevant Dealer;

(2)                                  in the case of Commercial Paper, an amount calculated by the Arranger in accordance with the following formula:

F = 0.03% x FV x T/365

Where:

F = the fee payable to the Dealer in respect of the Series;

FV = the face amount of the Commercial Paper in the Series for which the Dealer Subscribed or procured subscriptions;

T = the tenor of the Commercial Paper in the Series,

or such other amount or basis for calculation as may be otherwise agreed from time to time in writing between the Issuer and the relevant Dealer.

(b)                                 Each fee payable to a Dealer under clause 12.1(a) shall be payable, unless otherwise specifically agreed between the Issuer and the relevant Dealer:

(1)                                  in the case of an MTN, on the Issue Date for the relevant MTN; and

(2)                                  in the case of Commercial Paper, quarterly in arrears on the tenth day following the end of the quarter in which the relevant Series was issued,

in each case, to the relevant Dealer.

(c)                                  The Issuer must pay to the Arranger for its own account a fee in such amounts and at such times and otherwise on such terms and conditions as the Arranger and the Issuer may agree from time to time.

(d)                                 All such fees are not refundable.

12.2                        Tax

(a)                                  The Issuer must pay any Tax, other than a tax imposed on the net income of any Finance Party, in respect of the execution, delivery, issue, performance, release, discharge, amendment, enforcement or attempted enforcement or otherwise in respect of any Transaction Document.

(b)                                 The Issuer must pay any fine, penalty or other cost in respect of a failure to pay any Tax described in clause 12.2(a) other than any fine, penalty or other cost arising as a result of the negligence or wilful misconduct of a Finance Party.

(c)                                  The Issuer indemnifies each Finance Party against any amount payable under clause 12.2(a) or clause 12.2(b) or both.

12.3                        Costs and expenses

The Issuer must pay:

(a)                                  all reasonable costs and expenses of the Arranger and any employee, officer, agent or contractor of the Arranger in the negotiation, preparation, execution, delivery, issue, stamping, completion, variation and discharge of any Transaction Document, including, but not limited to, any reasonable administration costs of each Finance Party in connection with such matters and any legal costs and expenses and any reasonable professional consultant’s fees for such matters on a full indemnity basis;

(b)                                 all costs and expenses of each Finance Party and any employee, Officer, agent, contractor or professional adviser of each Finance Party in relation to the enforcement, protection, or waiver, or attempted or contemplated enforcement or protection, of any rights, powers or remedies under any Transaction Document, including, but not limited to, any administration costs of each Finance Party in connection with such matters and any legal costs and expenses and any professional consultant’s fees for such matters on a full indemnity basis.

12.4                        Interest on overdue amounts

(a)                                  The Issuer must pay interest on any amount payable to the Finance Parties under this agreement which is not paid when due.

(b)                                 The interest payable under this clause 12.4:

(1)                                  accrues from day to day from and including the due date for payment up to the actual date of payment, before and, as an additional and independent obligation, after any judgment or other thing into which the liability to pay the relevant amount due becomes merged; and

(2)                                  may be capitalised by the Lender at monthly intervals.

(c)                                  The rate of interest payable under this clause 12.4 is the higher of:

(1)                                  10% per annum; and

(2)                                  the rate fixed or payable under a judgment or other thing referred to in clause 12.4(b)(1).

13                                  Termination and additional Dealers

13.1                        Termination

(a)                                  The Issuer may terminate the Facility upon not less than 30 days notice to the Arranger and each Dealer. Termination of the Facility pursuant to this clause 13.1 shall be without penalty but shall not affect any rights or liabilities arising prior to the date of termination or which arise thereafter in respect of any act or omission prior to the date of termination, including in respect of any Promissory Notes or MTNs issued or agreed to be issued prior to the date of such termination.

(b)                                 The Issuer may terminate the Facility with respect to any Dealer, and any Dealer and the Arranger may terminate the Facility with respect to itself on not less than 30 days notice to the other parties. Any termination pursuant to this clause 13.1(b) shall be without penalty but shall not affect any rights or liabilities arising prior to the date of termination or which arise thereafter in respect of any act or omission prior to the date of termination, including in respect of any Promissory Notes or MTNs issued or agreed to be issued prior to the date of termination. Any termination with respect to any Dealer shall not affect and shall be without prejudice to the rights and obligations of the Issuer and the Finance Parties (other than the retiring Dealer) under the Transaction Documents.

(c)                                  The Arranger shall prepare and distribute to the Issuer and the Dealers a new schedule 1 setting out the names and notice details of the Dealers with effect from the date of any change in the Dealers.

13.2                        Additional Dealers

(a)                                  The Issuer and the Arranger (acting in consultation with the Issuer) (acting on behalf of itself and the Dealers), may from time to time, nominate any financial institution as an additional Dealer and upon the acceptance and delivery by the financial institution of an accession agreement in or substantially in the terms set out in schedule 3 to the Issuer and the Arranger, such financial institution shall become a party to this agreement as a Dealer with all rights and obligations of a Dealer under this agreement as if it were named as a Dealer provided that the maximum number of Dealers at any time shall not exceed 5.

(b)                                 The Arranger shall promptly notify the Dealers of any additional Dealers.

(c)                                  The Arranger shall prepare and distribute to the Issuer and the Dealers a new schedule 1 setting out the names and notice details of the Dealers with effect from the date of any change in the Dealers.

13.3                        Arranger

If the Arranger ceases to be a Dealer pursuant to this part 13 or otherwise, the Issuer must appoint a Dealer as the replacement Arranger.

14                                  General

14.1                        Notices

(a)                                  Any notice or other communication including, but not limited to, any request, demand, consent or approval, to or by a party to any Transaction Document:

(1)                                  where required or permitted to be by telephone:

(A)                              if to the Issuer:

Attention:                 Ecolob Inc., Manager, Corporate Finance

Telephone:            0011 1 612 293 2468;

(B)                                if to the Arranger:

Attention:                 Head of Capital Markets

Telephone:            (02) 9239 9303;

(C)                                if to a Dealer, to the telephone number shown opposite its name in schedule 1;

(2)                                  subject to clause 14.1(a) (1), must be sent, in addition to any other method, by facsimile, be in legible writing and in English addressed as shown below:

(A)                              if to the Issuer:

Attention:                                         Ecolab Inc., Manager, Corporate Finance

N/6 Ecolab Centre

370 North Wabasha Street

Saint Paul Minnesota 55102 USA

Facsimile:                                            0011 1 612 293 2379

with a copy to :

Attention:                                         Ecolab Pty Limited, Finance Director

6 Hudson Avenue

Castle Hill NSW 2154

Facsimile:                                            (02) 9899 3105;

(B)                                if to the Arranger:

Address:                                               Citibank Centre

1 Margaret street

SYDNEY NSW 2000

AUSTRALIA

Attention:                                         Head of Capital Markets

Facsimile:                                            (02) 9239 3345;

(C)                                if to a Dealer, as set out in schedule 1,

or as specified to the sender by any party by notice;

(3)                                  where the sender is a company, must be signed by an Officer or under the common seal of the sender;

(4)                                  is regarded as being given by the sender and received by the addressee;

(A)                              if by delivery in person, when delivered to the addressee;

(B)                                if by post, 3 Business Days (or 5 Business Days if addressed to another country) from and including the date of postage/on delivery to the addressee; or

(C)                                if by facsimile transmission, on production of a facsimile transmission report from the machine from which the facsimile was sent confirming that the facsimile has been sent in its entirely to the facsimile number of the intended recipient.

but if the delivery or receipt is on a day which is not a Business Day or is after 4.00 pm (addressee’s time) it is regarded as received at 9.00 am on the following Business Day; and

(5)                                  can be relied upon by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

(b)                                 In this clause 14.1, a reference to an addressee includes a reference to an addressee’s Officers, agents or employees or any person reasonably believed by the sender to be an Officer, agent or employee of the addressee.

14.2                        Assignment

(a)                                  The Issuer must not transfer or assign any of its rights or obligations under this agreement except to a Substitute Issuer which has been substituted as Issuer under clause 2.5 of the Master Note or with the prior consent of the Arranger and the Dealers.

(b)                                 A Finance Party must not transfer or assign any of its rights or obligations under this agreement to any person without the prior consent of the Issuer provided that a Finance Party:

(1)                                  may assign any of its rights or transfer by novation any of its rights and obligations to any Related Corporation of it; and

(2)                                  may transfer or assign any Promissory Notes of MTNs in which it has any interest.

14.3                        Governing law and jurisdiction

(a)                                  This agreement is governed by the laws of New South Wales.

(b)                                 The parties irrevocably submit to the non-exclusive jurisdiction of the courts of New South Wales.

(c)                                  Each of the parties irrevocably waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

(d)                                 The Issuer irrevocably waives any immunity in respect of its obligations under this agreement that it may acquire from the jurisdiction of any court or any legal process for any reason including, but not limited to, the service of notice, attachment before judgment, attachment in aid of execution or execution.

14.4                        Prohibition and enforceability

(a)                                  Any provision of, or the application of any provision of, any Transaction Document or any right, power or remedy which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

(b)                                 Any provision of, or the application of any provision of, any Transaction Document which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

14.5                        Waivers

(a)                                  Waiver of any right arising from a breach of any Transaction Document or of any right, power or remedy arising upon default under any Transaction Document must be in writing and signed by the party granting the waiver.

(b)                                 A failure or delay in exercise, or partial exercise of:

(1)                                  a right arising from a breach of any Transaction Document, or

(2)                                  a right, power or remedy created or arising upon default under any Transaction Document,

does not result in or constitute a waiver of that right, power or remedy.

14.6                        Variation

A variation of any term of this agreement must be in writing and signed by the parties.

14.7                        Cumulative rights

The rights, powers and remedies of a Finance party under any Transaction Document are cumulative and do no exclude any other right, power, authority, discretion or remedy of any Finance Party.

14.8                        Certificates

A certificate under the hand of an Officer of an Finance party in good faith detailing the sum payable to such party in connection with this agreement is prima facie evidence of the sum stated in the certificate.

14.9                        Time of the essence

Time is of the essence of this agreement in respect of an obligation of the Issuer and the Dealer to pay money.

14.10                 Counterparts

(a)                                  This agreement may be executed in any number of counterparts.

(b)                                 All counterparts, taken together, constitute one instrument.

(c)                                  A party may execute this agreement by signing any counterpart.

14.11                 Attorneys

Each of the attorneys executing this agreement states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

Schedule 1 - Dealers

Part 1

Promissory Note Dealers

Name/ACN/ARBN	Notice Details for Correspondence	Notice Details for Bids

Citisecurities Limited (ACN 008 489 610)	Level 16 Citibank Centre 1 Margaret Street Sydney NSW 2000 Australia Attention: Origination Facsimile: (02) 9239 3345	Level 16 Citibank Centre 1 Margaret Street Sydney NSW 2000 Australia Attention: Origination Facsimile: (02) 9239 3345 Telephone: (02) 9239 9745

Credit Suisse First Boston Australia Securities Limited (ACN 006 244 382)	Level 31 1 Macquarie Place Sydney NSW 2000 Australia Attention: Mr Phillip Lewis Facsimile: (02) 9394 4394	Level 30 1 Macquarie Place Sydney NSW 2000 Australia Attention: Ms Marilyn Di Bella Facsimile: (02) 9394 4390 Telephone: (02) 9394 4444

Warburg Dillon Read Australia Limited (ACN 008 582 705)	Level 25 Governor Phillip Tower 1 Farrer Place Sydney NSW 2000 Australia Attention: Executive Director, Rates Facsimile: (02) 9324 2899	Level 25 Governor Phillip Tower 1 Farrer Place Sydney NSW 2000 Australia Attention: Executive Director, Rates Facsimile: (02) 9324 2899

Part 2

MTN Dealers

Name/ACN/ARBN	Notice Details for Correspondence	Notice Details for Bids

Citisecurities Limited (ACN 008 489 610)	Level 16 Citibank Centre 1 Margaret Street Sydney NSW 2000 Australia Attention: Origination Facsimile: (02) 9239 3345	Level 16 Citibank Centre 1 Margaret Street Sydney NSW 2000 Australia Attention: Origination Facsimile: (02) 9239 3345 Telephone: (02) 9239 9745

Credit Suisse First Boston Australia Securities Limited (ACN 006 244 382)	Level 31 1 Macquarie Place Sydney NSW 2000 Australia Attention: Mr. Phillip Lewis Facsimile: (02) 9394 4394	Level 31 1 Macquarie Place Sydney NSW 2000 Australia Attention: Ms Marilyn Di Bella Facsimile: (02) 9394 4390 Telephone: (02) 9394 4444

Warburg Dillon Read Australia Limited (ACN 008 582 705)	Level 25 Governor Phillip Tower 1 Farrer Place Sydney NSW 2000 Australia Attention: Executive Director, Rates Facsimile: (02) 9324 2899	Level 25 Governor Phillip Tower 1 Farrer Place Sydney NSW 2000 Australia Attention: Executive Director, Rates Facsimile: (02) 9324 2899

Schedule 2 - Pre-Issue Certificate (Clause 2.1(a))

To:          Citisecurities Limited (Arranger)

I [insert name] am a director/secretary of Ecolab Finance Pty Limited (Issuer).

I refer to the agreement (Dealer Agreement) dated [insert date] between the Issuer, the Arranger and the Dealers.

A term defined in the Dealer Agreement has the same meaning when used in this Certificate.

I certify as follows:

1.             Relevant documents

Attached to this Certificate are true, complete and up-to-date copies of each of the following:

(a)                                  memorandum and articles: the memorandum and articles of association of the Issuer (marked “A-1”);

(b)                                 power of attorney: a duly executed power of attorney granted by the Issuer authorising execution of the Transaction Documents to which it is a party (marked “B-1” to “B-[insert number]”);

(c)                                  officers: such forms lodged with the Australian Securities Commission in accordance with section 242(8) or section 361(1) of the Corporations Law notifying the Australian Securities Commission of the particulars or any change in the particulars of the officers of the Issuer, as will evidence the appointment of the current officers of the Issuer (marked “C-1” to “C-[insert number]”);

(d)                                 minutes: extracts of minutes of a meeting of the directors of the Issuer approving execution of the Transaction Documents to which it is a party and the granting of the powers of attorney referred to in paragraph (b) above (marked “D-1” to “D-[insert number]”);

(e)                                  Authorisations: those Authorisations (if any) necessary or desirable to be obtained by the Issuer in connection with the execution, delivery, performance, validity or enforceability of the Transaction Documents (marked “E-1” to “E-[insert number]”).

2.                                      No revocation

Each:

(a)                                  power of attorney referred to in clause 1(b);

(b)                                 resolution contained in the minutes referred to in clause 1(d); and

(c)                                  Authorisation referred to in clause 1(e);

is in full force and effect and has not been amended, modified or revoked.

3.                                      Officers

The following signatures are the true signatures of the authorised officers who are authorised signatories of the Issuer:

Name	Position	Signature

(a)	[insert details of position]
(b)	[insert details of position]
(c)	[insert details of position]

Signed:
Officer

Dated: [insert date]

Schedule 3 - Additional Dealers (Clause 13.2)

Dealer Accession Letter

To:                            [Additional Dealer]

[Address]

Date:                    [                            ]

Dear Sir

We refer to the Dealer Agreement (Dealer Agreement) dated [             ] 1998 between Ecolab Finance Pty Limited (Issuer), Citisecurities Limited (Arranger) and the financial institutions named therein as Dealers. A term defined in the Dealer Agreement has the same meaning when used in this letter.

The Issuer and the Arranger (on behalf of itself and as agent for the Dealers) hereby offer to appoint you as an additional Dealer for the purposes of the Dealer Agreement pursuant to clause 13.2 of the Dealer Agreement.

With effect from the date of your acceptance noted below, you shall have all the rights and obligations of a Dealer under the Transaction Documents as if you had been an original party to the Dealer Agreement.

Please confirm your acceptance of your appointment as an additional Dealer by signing, dating and returning the enclosed copy of this letter to us not later than 5.00 pm (Sydney time) on the date being 14 days after the date of this letter, after which time the offer contained in this letter shall automatically lapse.

This letter shall be governed by the laws of New South Wales.

Ecolab Finance Pty Limited

[Authorised signatory]

Citisecurities Limited

[Authorised signatory]

To:                              Ecolab Finance Pty Limited

Citisecurities Limited

Each of the Dealers under the Dealer Agreement referred to above.

[Additional Dealer] confirms that it accepts its appointment as an additional Dealer under the Dealer Agreement with effect from the date of this acceptance noted below.

We acknowledge and agree that we shall have all the rights and obligations of a Dealer under the Transaction Documents as if we had been an original party to the Dealer Agreement.

Dated:    [                  ]

[Additional Dealer]

[Authorised signatory]

Schedule 4 - Form of Promissory Note (Clause 1.1)

[Front of Promissory Note]

Serial No:

Issue Date:

Maturity Date:

Ecolab Finance Pty Limited

ACN[          ]

[          ]

[          ]

[          ]

Sydney NSW 2000

AUSTRALIA

promises to pay the bearer the sum of                                                                                          on the              day of                19            fixed upon presentation and surrender of this Promissory Note.

This Promissory Note may have the benefit of a Deed of Guarantee and Negative Pledge by Ecolab Inc. dated          July 1998.

Payable at the offices of: [               ]

at the following address: [              ]

For and on behalf of Ecolab Finance Pty Limited

Authorised Officer or Attorney

[On reverse of Note]

The undersigned acknowledges that this Promissory Note was surrendered for payment on and payment was received in full.

For and on behalf of:

Full Name

Address

Authorised Signatory

Tax File Number (Optional)

Schedule 5 - Form of Pricing Supplement (Clause 1.1)

PRICING SUPPLEMENT

ECOLAB FINANCE PTY LIMITED (ACN 082 979 655)

A$200,000,000 COMMERCIAL PAPER AND MEDIUM TERM NOTE PROGRAMME

[INSERT AMOUNT AND DESCRIPTION OF ISSUE]

This Pricing Supplement is supplemental to and should be read together with the Information Memorandum of Ecolab Finance Pty Limited (Issuer) dated [                  ] (including the documents incorporated by reference therein (Principal Information Memorandum) relating to the $200,000,000 Commercial Paper and Medium Term Note Programme of the Issuer. The Principal Information Memorandum shall be deemed to be incorporated by reference into this Pricing Supplement.

The terms and conditions attaching to the [insert amount and description of issue] (Notes) are [as set out in the General Conditions of the Notes in the Principal Information Memorandum and the Terms and Conditions of the Notes] set out below. The section entitled “Important Notice” in the Principal Information Memorandum applies to this Pricing Supplement as if set out in full herein and is incorporated by reference in this Pricing Supplement. Without limiting the above:

(1)                                  None of Citisecurities Limited or any Dealer (as defined in the Principal Information Memorandum) makes any express or implied representation or warranty, and does not accept any responsibility for, the accuracy or completeness of any information contained or referred to in this Pricing Supplement.

(2)                                  Investors should conduct their own investigations and due diligence in respect to any information contained or referred to in the Principal Information Memorandum or this Pricing Supplement and, based upon such documents and information as the investor shall deem appropriate, make its own decision as to whether or not to invest in any of the Notes.

Copies of the Principal Information Memorandum and other documents referred to therein are available for inspection as advised in the Principal Information Memorandum.

TERMS AND CONDITIONS OF THE NOTES

Series	:	[ ]

Issue Date	:	[ ]

Aggregate Principal Amount	:	[ ]

[Issue Price	:	[ ]% of Principal Amount]

Redemption	:	[ ]% of Principal Amount payable on [ ]

[Interest Rate	:	[ ]]

[Interest Payment Dates	:	[ ]]

[Interest payments	:	[ ]]

[Interest Rate Adjustment	:	[ ]]

[Other Conditions	:	[ ]]

Definitions	:	For the purposes of the Notes:

[ ]

[Insert other terms and conditions]

Executed as an agreement:

Issuer:

Signed for

Ecolab Finance Pty Limited

by its attorney in the presence of:

/s/ Rachael Lewis	/s/ Thomas Francis Meagher
Witness	Attorney
RACHAEL LEWIS Solicitor, A.C.T.	THOMAS FRANCIS MEAGHER SOLICITOR
Name (please print)	Name (please print)

Arranger:

Signed for

Citisecurities Limited

by its attorney in the presence of:

/s/ Jamie Kelly	/s/ Greg Batterham
Witness	Attorney
JAMIE KELLY LEGAL COUNSEL	Greg Batterham
Name (please print)	Name (please print)

Dealers:

Signed for

Citisecurities Limited

by its attorney in the presence of:

/s/ Jamie Kelly	/s/ Greg Batterham
Witness	Attorney
JAMIE KELLY LEGAL COUNSEL	Greg Batterham
Name (please print)	Name (please print)

Signed for

Credit Suisse First Boston

Australia Securities Limited

by its attorney in the presence of:

/s/ Tricia Haglund	/s/ M. DIBELLA
Witness	Attorney
Tricia Haglund	M. DIBELLA
Name (please print)	Name (please print)

Signed for

Warburg Dillon Read Australia Limited

by its attorney in the presence of:

/s/ Jamie Kelly	/s/ Colin Roden
Witness	Attorney
JAMIE KELLY LEGAL COUNSEL	Colin Roden
Name (please print)	Name (please print)